UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                     FORM 8-KA
                                   CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                           Date of Report:   March 2, 2000




                                 THE IDAHO COMPANY
             (Exact name of registrant as specified in its charter)


        Idaho                       33-11309                   82-0410913
(State or other jurisdiction       (Commission             (IRS Employer
of incorporation or organization)  File Number)            Identification No.)


                                9512 Fairview Avenue
                                P. O. Box 6812
                                Boise, ID                       83707
                        (Address of Principal Offices)         (Zip Code)



          Registrant's telephone number, including area code:  (208) 375-8099


























ITEMS 4.         CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                 Effective January 5, 2002, The Idaho Company (the "Company") engaged Deloitte & Touche LLP to be its principal accountants to audit the Company's financial statements, replacing the Company's former principal accountants KPMG LLP. The Company hereby undertakes that during the Company's two most recent fiscal years, and during any subsequent interim period prior to engaging such accountants, neither the Company nor any other person acting on its behalf has consulted the newly engaged accountants regarding either (i) the application of accountant principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided to the Company that the new accountants concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) no matter was either the subject of a disagreement (as defined in Item 304(a)(1)(v) of Regulation S-K), except that the Company and KPMG LLP disagreed as to the accounting treatment related to gain recognition of a real estate transaction in the Company's 1998 financial statements; however, the disagreement was ultimately resolved to the satisfaction of KPMG LLP.

During this time, a committee of the Board of Directors discussed the subject matter with KPMG LLP and the Company has authorized KPMG LLP to respond fully to any inquiries of Deloitte & Touche LLP concerning the disagreement.

KPMG LLP was dismissed on November 8, 1999. In the past two years, there contained no adverse opinion or a disclaimer of opinion, nor was there a qualified or modified opinion as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Board of Directors.

                                 SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            THE IDAHO COMPANY


                         Date:    January 5, 2000

                                 /s/  Diane Rigby
                                      Diane Rigby
                                      President